UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 17, 2023

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

Chapter 11 Filing

On January 17, 2023, Party City Holdco Inc. (the “Company”) and certain of its subsidiaries listed in Exhibit 99.1 (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In addition to the petitions, the Company has filed, among other things, a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption In re: Party City Holdco Inc., et. al. To ensure their ability to continue operating in the ordinary course of business, the Debtors have also filed with the Bankruptcy Court a variety of motions seeking “first-day” relief, including requesting authority to pay employee wages and provide employee benefits and to pay certain vendors and suppliers, in each case in the ordinary course of business, and for approval of the DIP Facility (as defined and described below).

The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The requested “first-day” relief anticipates that certain vendors and other unsecured creditors who continue to work with the Debtors on existing terms will be paid in the ordinary course of business. Most existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

Restructuring Support Agreement

On January 17, 2023, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with certain holders (collectively, the “Consenting Noteholders”) of (a) Party City Holdings Inc.’s senior secured first lien floating rate notes due 2025 (the “Floating Rate Notes”) issued pursuant to the indenture dated as of July 30, 2020, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Ankura Trust Company, LLC, as trustee and (b) Party City Holdings Inc.’s 8.750% senior secured first lien notes due 2026 (the “Fixed Rate Notes,” and collectively with the Floating Rate Notes, the “Secured Notes”) issued pursuant to the indenture dated as of February 19, 2021, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Ankura Trust Company, LLC, as trustee. Capitalized terms used under this heading titled “Restructuring Support Agreement” but not otherwise defined herein shall have the meaning given to such terms in the RSA.

The RSA contemplates a restructuring (the “Restructuring”) of the Debtors pursuant to a prearranged joint plan of reorganization (the “Plan”) carried out through the Chapter 11 Cases.

The RSA and the accompanying restructuring term sheet contemplate, among other things:

•	the entry into a debtor-in-possession financing facility with the Consenting Noteholders in the amount of $150 million;

•

the (a) equitization of the Secured Notes in exchange for the equity of the reorganized Company, subject to dilution by any Reorganized Securities issued pursuant to the Rights Offering to be consummated at emergence from the Chapter 11 Cases, the Management Incentive Plan, and, to the extent applicable, the Reorganized Securities issued to lenders who provide backstop commitments under the DIP Facility in consideration for their backstop commitments or (b) such other treatment of the Secured Notes as agreed by the Required Consenting Noteholders;

•

either repayment in cash upon emergence of the amounts outstanding under the ABL Credit Agreement and the FILO Agreement (each as defined below) with proceeds from a third-party financing or, with the agreement of the holders thereof, the rolling of such outstanding amounts into a new asset-based lending exit facility, in each case acceptable to the Debtors and the Required Consenting Noteholders;

•	the treatment of general unsecured claims to be governed by the terms of the Plan and be acceptable to the Debtors and the Required Consenting Noteholders; and

•

the cancellation, extinguishment and discharge of the existing common stock of the Company and any other equity securities of the Company, with existing equity in the Company receiving no recovery or distribution.

The RSA also contemplates the following milestones with respect to the Chapter 11 Cases (in each case subject to extension with the agreement of the Required Consenting Noteholders):

•	No later than 3 days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

•

No later than 21 days after the Petition Date, the Debtors shall have delivered to the Consenting Noteholders an acceptable business plan and populated a data room with acceptable marketing materials related to a sale process;

•	No later than 35 days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

•	No later than 60 days after the Petition Date, the Debtors shall have filed with the Bankruptcy Court the Plan and the Disclosure Statement;

•	No later than 105 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and

•	No later than 120 days after the Petition Date, the Plan Effective Date shall have occurred.

If the Debtors fail to satisfy any of the milestones, the Required Consenting Noteholders may elect to require the Debtors to initiate a process acceptable to the Required Consenting Noteholders to market and sell substantially all of their assets (the “Toggle Event”). The milestones that occur after the Toggle Event will be replaced in their entirety with the following milestone with respect to the Chapter 11 Cases (subject to extension with the agreement of the Required Consenting Noteholders):

•	No later than 55 days after the Toggle Event, the Bankruptcy Court shall have entered the Sale Order.

In accordance with the RSA, the Company Parties agreed, among other things, to: (a) use commercially reasonable efforts to support the Restructuring Transactions, act in good faith, and take all steps reasonably necessary to consummate the Restructuring Transactions in accordance with the RSA and the Definitive Documents; (b) to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions, (i) take all steps reasonably necessary and desirable to address any such impediment, and (ii) negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment; (c) use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third-party approvals for the Restructuring Transactions; (d) negotiate in good faith and use commercially reasonable efforts to (i) consummate the Restructuring Transactions and (ii) execute (where applicable) and implement Definitive Documents; (e) timely file a formal objection to any motion, application, or pleading filed with the Bankruptcy Court seeking the entry of an order for relief that (i) is materially inconsistent with the RSA or any definitive document or (ii) would, or would be reasonably expected to, frustrate the purposes the RSA or any definitive document, including by preventing the consummation of the Restructuring

Transactions; (f) not take any other action or inaction inconsistent in any material respect with the RSA or any Definitive Document, or that would reasonably be expected to materially interfere with the implementation and consummation of Restructuring Transactions and (g) operate the business of each of the Debtors in the ordinary course (other than changes in the operations resulting from or relating to the Restructuring Transactions or the filing of the Chapter 11 Cases) and in accordance with their business judgment and in a manner that is materially consistent with the RSA and the business plan of the Debtors.

In accordance with the RSA, the Consenting Noteholders agreed, among other things, to: (a) use commercially reasonable efforts to act in good faith to support the Restructuring Transactions and take all actions (to the extent practicable and subject to the terms of the RSA) reasonably necessary to implement the Restructuring Transactions; (b) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents; (c) not to take any action that would reasonably be expected to materially interfere with the acceptance, consummation, or implementation of the Plan or the Restructuring Transactions; (d) vote to accept the Plan; and (e) except as permitted in the RSA, not transfer any ownership in any Company Claims/Interests held by each Consenting Noteholder. In addition, the RSA contains commitments of the Consenting Noteholders not to propose, file or vote for any Alternative Restructuring Proposal.

The RSA further provides that the Consenting Noteholders shall have the right, but not the obligation, to terminate the RSA upon the occurrence of certain events, including the failure of the Company Parties to achieve the milestones set forth in the RSA. Although the Company intends to pursue the Restructuring in accordance with the terms in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any similar transaction on the terms set forth in the RSA, on different terms, or at all.

The foregoing summary of the RSA has been included to provide investors and security holders with information regarding the terms of such agreement and is qualified in its entirety by the terms and conditions of the RSA, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference. The representations, warranties and covenants contained in the RSA have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, and (iii) have been included in the agreements for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

DIP Facility and Commitment Letter

On January 17, 2023, the Debtors entered into a commitment letter (the “Commitment Letter”) with certain of the Consenting Noteholders (in such capacity, the “DIP Backstop Parties”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time), the DIP Backstop Parties agreed to provide loans under a superpriority senior secured priming debtor-in-possession term loan credit facility in an aggregate principal amount of $150.0 million (the “DIP Facility”). The terms and conditions of the DIP Facility are set forth in that certain form of credit agreement governing the DIP Facility (the “DIP Credit Agreement”) to be entered into by and among the Company and certain of its subsidiaries, Party City Holdings Inc., Party City Corporation and Consenting Noteholders or their affiliates.

The DIP Facility will include conditions precedent, representations and warranties, affirmative and negative covenants and levels of default customary for financings of this type and size. The proceeds of all or a portion of the proposed DIP Facility may be used by the Debtors in accordance with the budget provided for therein, including, without limitation, to (i) pay the administrative costs of the Chapter 11 Cases and the DIP Facility and (ii) for general corporate purposes, in all cases on the terms, and subject to the conditions, set forth in the DIP Credit Agreement and applicable orders of the Bankruptcy Court.

The description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the form of the DIP Credit Agreement, a copy of which is attached to the RSA and which is incorporated herein by reference, as may be approved by the Bankruptcy Court.

Item 1.03	Bankruptcy or Receivership

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Chapter 11 Filing” is hereby incorporated by reference in this Item 1.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

the Asset-Based Lending Credit Agreement, dated as of August 19, 2015, as amended, by and among Party City Holdings Inc. and Party City Corporation, as borrowers, PC Intermediate Holdings Inc., as holdings, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “ABL Credit Agreement”);

•

the Asset-Based revolving credit facility on a first-in, last-out basis, dated as of June 19, 2022, by and among Party City Holdings Inc. and Party City Corporation, as borrowers, PC Intermediate Holdings Inc., as holdings, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “FILO Agreement”);

•

the indenture, dated as of July 30, 2020, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Ankura Trust Company, LLC, as trustee pursuant to which Party City Holdings Inc. issued $161.7 million in aggregate principal amount of senior secured first lien floating rate notes due 2025;

•

the indenture, dated as of February 19, 2021, as amended, by and among PC Intermediate Holdings Inc., as issuer, certain guarantors party thereto and Ankura Trust Company, LLC, as trustee pursuant to which PC Intermediate Holdings Inc. issued $750 million in aggregate principal amount of 8.750% senior secured first lien notes due 2026;

•

the indenture, dated as of August 19, 2015, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Wilmington Trust, National Association, as trustee pursuant to which Party City Holdings Inc. issued $350 million in aggregate principal amount of 6.125% senior notes due 2023; and

•

the indenture, dated as of August 2, 2018, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Wilmington Trust, National Association, as trustee pursuant to which Party City Holdings Inc. issued $500 million in aggregate principal amount of 6.625% senior notes due 2026.

The Debt Instruments provide that as a result of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Mr. Weston

Bradley M. Weston has served as the Chief Executive Officer of the Company and Party City Holdings Inc. since April 1, 2020, pursuant to an amended and restated employment agreement dated as of March 11, 2020 (the “Prior Weston Agreement”), which agreement expired pursuant to its own terms on December 31, 2022. On January 11, 2023, the Company approved the entry into the Second Amended and Restated Employment Agreement with Mr. Weston, governing the terms of his continued employment as the Chief Executive Officer of the Company and Party City Holdings Inc. (the “Amended Weston Agreement”).

The Amended Weston Agreement extends Mr. Weston’s employment with the Company on generally the same terms as existed under the Prior Weston Agreement through December 31, 2023, unless terminated sooner pursuant to the terms of the Amended Weston Agreement. Under the Amended Weston Agreement, Mr. Weston will continue to receive a base salary of $1,050,000 per year and continues to be eligible for an annual bonus target of 150% of his base salary, and a car allowance. The Amended Weston Agreement also includes the provision of a cash retention bonus payment in the amount of $1,000,000, payable as soon as administratively practicable, but in no event later than 30 days, following the conclusion of the Chapter 11 Cases, subject to Mr. Weston’s continued employment through such date.

In the event that Mr. Weston’s employment is terminated by the Company without cause or he quits for good reason not in connection with a change in control, subject to his execution of a general release, he will receive two times’ the sum of his annual base salary and a prorated annual bonus for the year of termination based on actual performance. In the event Mr. Weston’s employment is terminated by the Company without cause or he quits for good reason within the period that begins six months prior to a change in control and ends 24 months following a change in control, he will be entitled to two times’ the sum of his annual base salary plus his target annual bonus, a prorated annual bonus for the year of termination based on actual performance, subsidized COBRA benefits for 24 months, full vesting of any time-based equity awards he may then hold, and his performance-based equity awards will generally be treated as earned at target levels and will vest prorated based on how much of the performance period has elapsed prior to the termination of employment. Mr. Weston will be bound by noncompetition, non-solicitation and confidentiality provisions under the Amended Weston Agreement.

Key Employee Retention Awards

On January 11, 2023, the Compensation Committee of the Board of Directors of the Company approved retention awards (each, a “Retention Award”) for key employees of the Company, including its named executive officers, other than Mr. Weston, in accordance with the terms and conditions of a retention program developed in coordination with the Company’s outside compensation consultant. The retention grants for our named executive officers are payable in cash 50% upon the date of the retention grant, and the remaining 50% of the retention grant will be payable in cash following the conclusion of the Chapter 11 Cases. The aggregate value of the Retention Awards granted under the retention program for all participating employees is approximately $6 million.

The executive’s eligibility to receive a Retention Award is subject to continued employment with the Company through the payment dates. If an executive’s employment is terminated with cause (as defined in the Retention Award) or resigns without good reason (as defined in the Retention Award), the executive will forfeit the right to receive any unpaid portion of the Retention Award and will be obligated to repay the Company the entire gross amount of any portion of the Retention Award previously paid to such executive. If an executive’s employment is terminated due to death or disability, the executive will forfeit the right to receive any unpaid portion of the Retention Award but will not be obligated to repay any portion of the award previously paid to the executive. If an executive’s employment is terminated by the Company without cause or the executive resigns for good reason, the executive will receive a prorated amount of the unpaid portion of the Retention Award based on the number of days elapsed since the effective date of the grant and the executive’s termination. If an executive is terminated in connection with a change in control of the Company, the executive will receive any unpaid portion of the award. The Retention Award includes a requirement that the executive be bound by non-solicitation, non-disparagement and confidentiality restrictive covenants.

Restructuring Committee

In November 2022, the Board formed a restructuring committee (the “Restructuring Committee”) to ensure a thorough and fair process with respect to the Company’s review of its strategic alternatives. The Restructuring Committee is authorized with full and exclusive power and authority to, among other things, carry out all key activities related to the Restructuring, subject to approval by the full Board of certain significant transactions. The Restructuring Committee will oversee all key matters in connection with the Chapter 11 Cases.

The members of the Restructuring Committee are Joel A. Alsfine, William S. Creekmuir and Norman S. Matthews. Each member of the Restructuring Committee will receive a fee of $10,000 per month for his service on the Restructuring Committee.

Anagram Independent Director

In December 2022, the Company appointed William Transier as an independent director of Anagram Holdings, LLC, Anagram International, Inc., and Anagram International Holdings, Inc. (the “Anagram Entities”). Mr. Transier is authorized to review transactions and/or negotiations that could result in a potential conflict of interest between the Anagram Entities and the Debtors.

Item 7.01	Regulation FD Disclosure

Press Release

In connection with the Chapter 11 Cases, the Company issued a press release on January 17, 2023, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Cleansing Materials

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Consenting Noteholders as part of the RSA negotiations. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to such Consenting Noteholders (the “Cleansing Materials”) upon the occurrence of certain events set forth in the NDAs. A copy of Cleansing Materials is attached to this Form 8-K as Exhibits 99.3 through 99.7.

The information in Cleansing Materials is based upon, among other things, assumptions with respect to consumer demand for the Company’s products, operating expenses, cost of capital, and performance as set forth in Cleansing Materials. Any financial projections or forecasts included in Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled, or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.2 and 99.3 through 99.7 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01	Other Events

Appointment of Chief Restructuring Officer

In November 2022, the Company authorized the employment of AlixPartners LLC, (“Alix”) as the Company’s financial advisor. Effective on January 16, 2023, appointed David Orlofsky to serve as the Chief Restructuring Officer (“CRO”) of the Company for such a term and in accordance with the terms and conditions of that certain engagement letter, dated as of January 16, 2023 by and among and the Company and Alix (the “Alix Engagement Letter”). As further set forth in the Alix Engagement Letter, Mr. Orlofsky’s authority as CRO includes, in coordination with the Company’s advisors and management, (a) overseeing all restructuring activities and initiatives of the Company, (b) overseeing cash management and liquidity forecasting, (c) the development of, or revisions to, the Company’s business plan, and (d) engagement with creditors and other stakeholders.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent Kroll at https://cases.ra.kroll.com/PCHI, by calling 888-905-0493 (toll-free) or +1 (646) 440-4580 (international), or by sending an email to PCHIInquiries@ra.kroll.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this Form 8-K can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this Form 8-K. You should not rely on forward-looking statements as predictions of future events. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the DIP Facility, the conditions to which the Company’s DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from Chapter 11 Cases as a going concern; the consequences of the acceleration of the Company’s debt obligations; trading price and volatility of the Company’s common stock, and the ability of the Company to remain listed on the New York Stock Exchange, trading price and volatility of the Company’s indebtedness and other claims, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibit

10.1	Restructuring Support Agreement among the Debtors and the Consenting Noteholders, dated January 17, 2023*

99.1	List of subsidiaries that are Debtors

99.2	Press Release, dated January 17, 2023

99.3	Lender Presentation

99.4	Intellectual Property Cross-License Agreement, by and between Party City Holdings Inc. and Anagram International Inc., dated as of July 30, 2020

99.5	Services Agreement, by and between Party City Holdings Inc. and Anagram International Inc., dated as of July 30, 2020

99.6	Supply Agreement, by and between Anagram International Inc., Amscan Inc. and Party City Holdings Inc., dated as of July 30, 2020

99.7	Debtor-in-possession budget

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request. In addition, certain portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: January 18, 2023	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer